Exhibit 99.2
Consolidated Report to the Financial Community
Fourth Quarter 2017

(Released February 20, 2018)
HIGHLIGHTS
GAAP losses for the fourth quarter of 2017 were $(5.62) per basic share, compared with fourth quarter 2016 losses of $(13.44) per basic share. GAAP results for the fourth quarter of 2017 and 2016 include the impact of the special items listed below. Operating (non-GAAP) earnings*, excluding special items, were $0.71 per basic share for the fourth quarter of 2017, compared with fourth quarter 2016 Operating (non-GAAP) earnings of $0.38 per basic share.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Other	Consolidated
4Q 2016 Net Income (Loss) - GAAP	$78	$87	$(5,890)	$(71)	$(5,796)

4Q 2016 Basic Earnings (Loss) Per Share* (avg. shares outstanding 431M)	$0.18	$0.20	$(13.66)	$(0.16)	$(13.44)
Special Items - 2016**
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.15	—	0.06	—	0.21
Other	—	—	0.03	—	0.03
Regulatory charges	0.01	—	—	—	0.01
Asset impairment/Plant exit costs	—	—	13.54	—	13.54
Trust securities impairment	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Debt redemption costs	—	—	0.01	—	0.01
Total Special Items - 4Q 2016	0.16	—	13.66	—	13.82
4Q 2016 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$0.34	$0.20	$—	$(0.16)	$0.38
Distribution Deliveries - Weather	0.03	—	—	—	0.03
Ohio - DMR	0.07	—	—	—	0.07
Ohio - DCR	0.03	—	—	—	0.03
PA Rate Case	0.07	—	—	—	0.07
NJ Rate Case	0.03	—	—	—	0.03
Transmission Revenues	—	0.07	—	—	0.07
Commodity Margin	0.01	—	(0.05)	—	(0.04)
O&M Expenses	—	(0.02)	(0.03)	0.09	0.04
Depreciation	(0.02)	(0.02)	0.11	—	0.07
General Taxes	—	(0.01)	0.01	—	—
Net Financing Costs	0.02	—	—	(0.04)	(0.02)
Effective Income Tax Rate	—	(0.01)	—	—	(0.01)
Share Dilution	(0.02)	—	—	—	(0.02)
Other	0.01		—	—	0.01
4Q 2017 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$0.57	$0.21	$0.04	$(0.11)	$0.71
Special Items - 2017**
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	(0.14)	—	(0.05)	—	(0.19)
Other	—	—	(0.03)	—	(0.03)
Regulatory charges	(0.01)	(0.04)	—	—	(0.05)
Asset impairment/Plant exit costs	—	—	(3.38)	—	(3.38)
Tax reform	(0.07)	(0.01)	(2.39)	(0.21)	(2.68)
Total Special Items - 4Q 2017	(0.22)	(0.05)	(5.85)	(0.21)	(6.33)
4Q 2017 Basic Earnings (Loss) Per Share* (avg. shares outstanding 445M)	$0.35	$0.16	$(5.81)	$(0.32)	$(5.62)

4Q 2017 Net Income (Loss) - GAAP	$160	$72	$(2,584)	$(147)	$(2,499)

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

1

For the year ended December 31, 2017, GAAP losses were $(3.88) per basic share compared with GAAP losses of $(14.49) per basic share for the same period of 2016. GAAP losses for the year ended December 31, 2016, include the impact of the special items listed below. Operating (non-GAAP) earnings*, excluding special items, were $3.07 per basic share for the year ended December 31, 2017, compared to $2.63 per basic share for the same period of 2016.

			Competitive		FirstEnergy
EPS Variance Analysis	Regulated	Regulated	Energy	Corporate /	Corp.
(in millions, except per share amounts)	Distribution	Transmission	Services	Other	Consolidated
2016 Net Income (Loss) - GAAP	$651	$331	$(6,919)	$(240)	$(6,177)

2016 Basic Earnings (Loss) Per Share* (avg. shares outstanding 426M)	$1.53	$0.78	$(16.23)	$(0.57)	$(14.49)
Special Items - 2016**
Mark-to-market adjustments-
Pension/OPEB actuarial assumptions	0.15	—	0.06	—	0.21
Other	—	—	0.01	—	0.01
Regulatory charges	0.13	—	—	—	0.13
Asset impairment/Plant exit costs	—	—	16.67	—	16.67
Trust securities impairment	—	—	0.03	—	0.03
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Debt redemption costs	—	—	0.01	0.01	0.02
Total Special Items - 2016	0.28	—	16.83	0.01	17.12
2016 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$1.81	$0.78	$0.60	$(0.56)	$2.63
Distribution Deliveries - Weather	(0.19)	—	—	—	(0.19)
Distribution Deliveries - Normal Load	0.03	—	—	—	0.03
Ohio DMR	0.30	—	—	—	0.30
Ohio - DCR	0.07	—	—	—	0.07
PA Rate Case	0.28	—	—	—	0.28
NJ Rate Case	0.12	—	—	—	0.12
Transmission Revenues	—	0.25	—	—	0.25
Commodity Margin	0.01	—	(0.55)	—	(0.54)
Other Revenues	(0.04)	—	—	—	(0.04)
O&M Expenses	—	(0.07)	(0.03)	0.09	(0.01)
Depreciation	(0.07)	(0.05)	0.40	—	0.28
General Taxes	—	(0.03)	0.04	—	0.01
Investment Income	—	—	0.02	—	0.02
Net Financing Costs	0.08	(0.01)	—	(0.13)	(0.06)
Effective Income Tax Rate	—	(0.01)	—	0.05	0.04
Share Dilution	(0.09)	(0.03)	(0.02)	0.02	(0.12)
2017 Basic Earnings (Loss) Per Share - Operating (Non-GAAP)*	$2.31	$0.83	$0.46	$(0.53)	$3.07
Special Items - 2017**
Mark-to-market adjustments-
Pension/OPEB actuarial assumptions	(0.14)	—	(0.05)	—	(0.19)
Other	—	—	(0.12)	—	(0.12)
Regulatory charges	(0.04)	(0.06)	—	—	(0.10)
Asset impairment/Plant exit costs	—	—	(3.83)	—	(3.83)
Trust securities impairments	—	—	(0.02)	—	(0.02)
Tax reform	(0.07)	(0.01)	(2.39)	(0.21)	(2.68)
Debt redemption costs	—	—	—	(0.01)	(0.01)
Total Special Items - 2017	(0.25)	(0.07)	(6.41)	(0.22)	(6.95)
2017 Basic Earnings (Loss) Per Share * (avg. shares outstanding 444M)	$2.06	$0.76	$(5.95)	$(0.75)	$(3.88)

2017 Net Income (Loss) - GAAP	$916	$336	$(2,641)	$(335)	$(1,724)

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    2

*Operating earnings (losses) exclude “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating earnings (losses) and Operating earnings (losses) by segment to evaluate the company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Basic Earnings (Loss) Per Share - Operating, by segment, to further evaluate the company's performance by segment and references this non-GAAP financial measure in its decision making. Basic Earnings (Loss) Per Share - Operating for each segment, a non-GAAP financial measure, is calculated by dividing segment Operating earnings (losses), which exclude specials items as discussed herein, by the basic weighted average shares outstanding for the period. Management believes that the non-GAAP financial measures of Operating earnings (losses) and Basic Earnings (Loss) Per Share - Operating by segment provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. The 2016 and 2017 GAAP to non-GAAP earnings per share reconciliations can be found on page 34-35 of this report and all GAAP to non-GAAP earnings (losses) reconciliations are available on the company’s Investor Information website at www.firstenergycorp.com/ir.
**See pages 24-37 for additional details regarding special items.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    3

4Q 2017 Results vs 4Q 2016 - By Segment
Regulated Distribution

Regulated Distribution - GAAP earnings for the fourth quarter of 2017 were $160 million, or $0.35 per basic share, compared with fourth quarter 2016 earnings of $78 million, or $0.18 per basic share. Excluding special items, Operating (non-GAAP) earnings were $0.57 per basic share for the fourth quarter of 2017, compared with fourth quarter 2016 Operating (non-GAAP) earnings of $0.34 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2016 Net Income - GAAP	$78

	4Q 2016 Basic Earnings Per Share (avg. shares outstanding 431M)	$0.18
	Special Items - 2016*	0.16
	4Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.34
	Distribution Deliveries - Weather	0.03
	Ohio - DMR	0.07
	Ohio - DCR	0.03
	PA Rate Case	0.07
	NJ Rate Case	0.03
For the year ended December 31, 2017, GAAP earnings were $916 million, or $2.06 per basic share compared with $651 million, or $1.53 per basic share, for the same period of 2016. Excluding special items, Operating (non-GAAP) earnings, were $2.31 per basic share for the year ended December 31, 2017, compared to $1.81 per basic share for the same period of 2016.	Commodity Margin	0.01
	Depreciation	(0.02)
	Net Financing Costs	0.02
	Share Dilution	(0.02)
	Other	0.01
	4Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.57
	Special Items - 2017*	(0.22)
	4Q 2017 Basic Earnings Per Share (avg. shares outstanding 445M)	$0.35

	4Q 2017 Net Income - GAAP	$160
	*See pages 24-37 for additional details regarding special items

4Q 2017 vs 4Q 2016 Earnings Drivers

•
Distribution Revenues - Total distribution revenues increased earnings $0.03 per share as a result of higher weather-related usage in the fourth quarter of 2017. Total deliveries increased 563,000 mega-watt hours (MWH), or 1.6%. Sales to residential customers increased 493,000 MWH, or 3.9%, and sales to commercial customers decreased 331,000 MWH, or 3.2%. Heating-degree-days were 9% above the same period of 2016 and flat versus normal. Deliveries to industrial customers increased 400,000 MWH, or 3.2%, primarily due to higher usage in the shale gas and steel sectors.

•	Ohio Distribution Modernization Rider (DMR) - Higher revenues increased earnings $0.07 per share due to the implementation of the DMR, effective January 1, 2017.

•	Ohio Delivery Capital Recovery (DCR) Rider - Higher revenues increased earnings $0.03 per share due to a change in DCR rates, primarily associated with annual revenue increases.

•	Pennsylvania Rate Case - Higher revenues increased earnings $0.07 per share due to approved distribution rate increases, net of incremental operating expenses, effective January 27, 2017.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    4

•	New Jersey Rate Case - Higher revenues increased earnings $0.03 per share due to approved distribution rate increases, net of incremental operating expenses, effective January 1, 2017.

•	Commodity Margin - Higher generation revenues increased earnings $0.01 per share due to higher usage from industrial customers in West Virginia, primarily from the shale gas sector.

•	Depreciation - Higher depreciation expense reduced earnings $0.02 per share primarily due to a higher asset base.

•	Net Financing Costs - Lower net financing costs increased earnings $0.02 per share primarily reflecting lower interest costs as a result of various debt redemptions.

•	Share Dilution - Higher average shares outstanding decreased earnings $0.02 per share.

•
Special Items - In the fourth quarter of 2017 and 2016, Regulated Distribution special items totaled $0.22 per share and $0.16 per share, respectively, as summarized in the following tables. Additional details regarding special items can be found on page 37.

Regulated Distribution Special Items - 4Q 2017	EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.14
Regulatory charges	0.01
Tax reform	0.07
Total Special Items	$0.22

Regulated Distribution Special Items - 4Q 2016	EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.15
Regulatory charges	0.01
Total Special Items	$0.16

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    5

Regulated Transmission

Regulated Transmission - GAAP earnings for the fourth quarter of 2017 were $72 million, or $0.16 per basic share, compared with fourth quarter 2016 GAAP earnings of $87 million, or $0.20 per basic share. Excluding special items, Operating (non-GAAP) earnings for the fourth quarter of 2017 were $0.21 per basic share, compared with fourth quarter 2016 Operating (non-GAAP) earnings of $0.20 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2016 Net Income - GAAP	$87

	4Q 2016 Basic Earnings Per Share (avg. shares outstanding 431M)	$0.20
	Special Items - 2016*	—
	4Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$0.20
	Transmission Revenues	0.07
	O&M Expenses	(0.02)
	Depreciation	(0.02)
	General Taxes	(0.01)
For the year ended December 31, 2017, GAAP earnings were $336 million, or $0.76 per basic share compared with $331 million, or $0.78 per basic share, for the same period of 2016. Excluding special items, Operating (non-GAAP) earnings were $0.83 per basic share for the year ended December 31, 2017, compared to $0.78 per basic share for the same period of 2016.	Effective Income Tax Rate	(0.01)
	4Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.21
	Special Items - 2017*	(0.05)
	4Q 2017 Basic Earnings Per Share (avg. shares outstanding 445M)	$0.16

	4Q 2017 Net Income - GAAP	$72
	*See pages 24-37 for additional details regarding special items

4Q 2017 vs 4Q 2016 Earnings Drivers

•
Transmission Revenues - Higher transmission revenues increased earnings $0.07 per share, primarily due to a higher rate base and the recovery of incremental operating expenses at American Transmission Systems, Incorporated (ATSI) as well as the implementation of new rates at Jersey Central Power & Light (JCP&L) and Mid-Atlantic Interstate Transmission, LLC (MAIT).

•
O&M Expenses, Depreciation and General Taxes - Higher O&M expenses, depreciation, and general taxes decreased earnings $0.05 per share. The majority of these expenses are recovered through formula rates.

•	Effective Income Tax Rate - A higher effective income tax rate decreased earnings $0.01 per share.

•	Special Items - In the fourth quarter of 2017, Regulated Transmission special items totaled $0.05 as summarized in the following table. Descriptions of special items can be found on page 37.

Regulated Transmission Special Items - 4Q 2017	EPS
Regulatory charges	0.04
Tax reform	0.01
Total Special Items	$0.05

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    6

Competitive Energy Services

Competitive Energy Services (CES) - GAAP losses for the fourth quarter of 2017 were $(2,584) million, or $(5.81) per basic share, compared with fourth quarter 2016 of $(5,890) million, or $(13.66) per basic share, primarily reflecting asset impairment/plant exit costs. Excluding special items, Operating (non-GAAP) earnings for the fourth quarter of 2017 were $0.04 per basic share, compared with fourth quarter of 2016 Operating (non-GAAP) earnings of $0.00 per basic share.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2016 Net Loss - GAAP	$(5,890)

	4Q 2016 Basic Loss Per Share (avg. shares outstanding 431M)	$(13.66)
	Special Items - 2016*	13.66
	4Q 2016 Basic Earnings Per Share - Operating (Non-GAAP)	$—
	Commodity Margin	(0.05)
	O&M Expenses	(0.03)
	Depreciation	0.11
	General Taxes	0.01
	4Q 2017 Basic Earnings Per Share - Operating (Non-GAAP)	$0.04
	Special Items - 2017*	(5.85)
For the year ended December 31, 2017, GAAP losses were $(2,641) million, or $(5.95) per basic share, compared with losses of $(6,919) million, or $(16.23) per basic share, primarily reflecting asset impairment/plant exit costs. Excluding special items, Operating (non-GAAP) earnings were $0.46 per basic share for the year ended December 31, 2017, compared to $0.60 per basic share for the same period of 2016.	4Q 2017 Basic Loss Per Share (avg. shares outstanding 445M)	$(5.81)

	4Q 2017 Net Loss - GAAP	$(2,584)
	*See pages 24-37 for additional details regarding special items

4Q 2017 vs 4Q 2016 Earnings Drivers

•	Commodity Margin - CES commodity margin decreased earnings $0.05 per share primarily due to lower contract sales, partially offset by lower fuel expense as a result of lower fossil generation.

A summary by key component of commodity margin is as follows:

Commodity Margin EPS - 4Q17 vs 4Q16	Rate	Volume	Total
(a) Contract Sales
- Direct Sales (LCI & MCI)	$(0.02)	$(0.02)	$(0.04)
- Governmental Aggregation Sales	0.01	(0.08)	(0.07)
- Mass Market Sales	—	(0.01)	(0.01)
- POLR Sales	(0.01)	(0.02)	(0.03)
- Structured Sales	(0.01)	0.01	—
Subtotal - Contract Sales	$(0.03)	$(0.12)	$(0.15)
(b) Wholesale Sales	0.01	0.02	0.03
(c) PJM Capacity Revenues	0.02	(0.01)	0.01
(d) Fuel Expense	0.01	0.07	0.08
(e) Purchased Power (net of financials)	(0.02)	(0.02)	(0.04)
(f) Capacity Expense	(0.02)	0.04	0.02
Net Change	$(0.03)	$(0.02)	$(0.05)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    7

(a)
Contract Sales - CES' contract sales decreased 1.6 million MWH, or 14%, and reduced earnings $0.15 per share. Retail sales decreased 1.5 million MWH, primarily as a result of a 40% reduction in governmental aggregation sales. As of December 31, 2017, CES' total number of retail customers was approximately 900,000, compared to 1.1 million as of December 31, 2016.

CES Contract Sales - 4Q17 vs 4Q16
(thousand MWH)	Retail			Non-Retail
	Direct	Aggr.	Mass Market	POLR	Structured	Total
Contract Sales Increase (Decrease)	(267)	(1,187)	(77)	(286)	168	(1,649)

(b) Wholesale Sales - Wholesale sales increased 477,000 MWH and increased earnings $0.03 per share.
(c) PJM Capacity Revenues (Base Residual (BR) and Capacity Performance (CP) Auctions) - Higher capacity revenues increased earnings $0.01 per share, primarily resulting from higher capacity prices on average in the ATSI, RTO, and MAAC zones, partially offset by lower cleared volumes. Capacity prices by zone for the applicable planning periods are summarized below.

Planning Period	RTO	ATSI	MAAC	RTO/ATSI/MAAC
Price Per Megawatt-Day	BR	BR	BR	CP
June 2016 - May 2017	$59.37	$114.23	$119.13	$134.00
June 2017 - May 2018	$120.00	$120.00	$120.00	$151.50

(d)	Fuel Expense - Lower fuel expense increased earnings $0.08 per share primarily due to lower fossil generation output associated with outages and economic dispatch.
(e) Purchased Power (net of financials) - Higher purchased power volumes of 450,000 MWH and the impact of financial hedges decreased earnings $0.04 per share.
(f) Capacity Expense - Lower capacity expenses associated with contract sales increased earnings $0.02 per share, primarily due to lower retail sales volumes.

•	O&M Expenses - Higher O&M expenses decreased earnings $0.03 per share primarily due to higher costs associated with CES' strategic review.

•	Depreciation Expense - Lower depreciation expense increased earnings $0.11 per share primarily due to the impact of asset impairments recognized in 2016.

•	General Taxes - Lower general taxes increased earnings $0.01 per share due to lower property taxes and reduced gross receipt taxes.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    8

•
Special Items - In the fourth quarter of 2017 and 2016, CES special items totaled $5.85 per share and $13.66 per share, respectively, as summarized in the following tables. Additional details regarding special items can be found on page 37.

CES Special Items - 4Q 2017	EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.05
Other	0.03
Asset impairment/Plant exit costs	3.38
Tax reform	2.39
Total Special Items	$5.85

CES Special Items - 4Q 2016	EPS
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.06
Other	0.03
Asset impairment/Plant exit costs	13.54
Trust securities impairment	0.01
Merger accounting - commodity contracts	0.01
Debt redemption costs	0.01
Total Special Items	$13.66

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    9

Corporate / Other

Corporate / Other - GAAP losses for the fourth quarter of 2017 were $(147) million, or $(0.32) per basic share, compared with fourth quarter 2016 losses of $(71) million, or $(0.16) per basic share. Operating (non-GAAP) losses for the fourth quarter of 2017 were $(0.11) per basic share compared with Operating (non-GAAP) losses of $(0.16) per basic share for the fourth quarter of 2016.

	EPS Variance Analysis
	(In millions, except per share amounts)
	4Q 2016 Net Loss - GAAP	$(71)

	4Q 2016 Basic Loss Per Share (avg. shares outstanding 431M)	$(0.16)
	Special Items - 2016*	—
	4Q 2016 Basic Loss Per Share - Operating (Non-GAAP)	$(0.16)
	O&M Expenses	0.09
	Net Financing Costs	(0.04)
For the year ended December 31, 2017, GAAP losses were $(335) million, or $(0.75) per basic share, compared with $(240) million, or $(0.57) per basic share, for the same period of 2016. Excluding special items, Operating (non-GAAP) losses were $(0.53) per basic share for the year ended December 31, 2017, compared to $(0.56) per basic share for the same period of 2016.	4Q 2017 Basic Loss Per Share - Operating (Non-GAAP)	$(0.11)
	Special Items - 2017*	(0.21)
	4Q 2017 Basic Loss Per Share (avg. shares outstanding 445M)	$(0.32)

	4Q 2017 Net Loss - GAAP	$(147)
	*See pages 24-37 for additional details regarding special items

4Q 2017 vs 4Q 2016 Earnings Drivers

•	O&M Expenses - Lower O&M expenses increased earnings $0.09 per share primarily due to lower charitable contributions to the FE Foundation and lower environmental remediation costs at legacy plants.

•	Interest Expense - Higher interest expense decreased earnings $0.04 per share primarily due to higher average interest rates resulting from the issuance of $3 billion of senior notes in June 2017.

•	Special Items - In the fourth quarter of 2017, Corporate / Other special items included $0.21 per share related to tax reform. Descriptions of special items can be found on page 37.

•
The consolidated effective income tax rate for the fourth quarter of 2017 was 34.0% compared to 29.1% for the same period of 2016. For the year ended December 31, 2017, the consolidated effective income tax rate was 36.9% compared to 37.6% for the same period of 2016.

For additional information, please contact:

Irene M. Prezelj	Meghan G. Beringer	Jake M. Mackin

Vice President,	Director,	Manager,
Investor Relations	Investor Relations	Investor Relations
(330) 384-3859	(330) 384-5832	(330) 384-4829

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    10

FirstEnergy Corp.
Consolidated Statements of Income (Loss) (GAAP)
(In millions, except for per share amounts)

		Three Months Ended December 31			Year Ended December 31
		2017	2016	Change	2017	2016	Change
	Revenues
(1)	Regulated distribution	$2,372	$2,239	$133	$9,734	$9,629	$105
(2)	Regulated transmission	343	293	50	1,325	1,144	181
(3)	Competitive energy services	845	1,014	(169)	3,529	4,549	(1,020)
(4)	Corp/Other	(118)	(171)	53	(571)	(760)	189
(5)	Total Revenues	3,442	3,375	67	14,017	14,562	(545)

	Operating Expenses
(6)	Fuel	309	397	(88)	1,383	1,666	(283)
(7)	Purchased power	680	817	(137)	3,194	3,843	(649)
(8)	Other operating expenses	1,195	1,021	174	4,232	3,851	381
(9)	Pensions and OPEB mark-to-market adjustment	141	147	(6)	141	147	(6)
(10)	Provision for depreciation	293	339	(46)	1,138	1,313	(175)
(11)	Amortization of regulatory assets, net	144	104	40	308	297	11
(12)	General taxes	266	256	10	1,043	1,042	1
(13)	Impairment of assets and related charges	2,244	9,218	(6,974)	2,406	10,665	(8,259)
(14)	Total Operating Expenses	5,272	12,299	(7,027)	13,845	22,824	(8,979)
(15)	Operating Income (Loss)	(1,830)	(8,924)	7,094	172	(8,262)	8,434

	Other Income (Expense)
(16)	Investment income	20	9	11	98	84	14
(17)	Interest expense	(296)	(294)	(2)	(1,178)	(1,157)	(21)
(18)	Capitalized financing costs	20	24	(4)	79	103	(24)
(19)	Total Other Expense	(256)	(261)	5	(1,001)	(970)	(31)

(20)	Loss Before Income Taxes (Benefits)	(2,086)	(9,185)	7,099	(829)	(9,232)	8,403
(21)	Income taxes (benefits)	413	(3,389)	3,802	895	(3,055)	3,950
(22)	Net Loss	$(2,499)	$(5,796)	$3,297	$(1,724)	$(6,177)	$4,453

	Loss Per Share of Common Stock
(23)	Basic - Net Loss	$(5.62)	$(13.44)	$7.82	$(3.88)	$(14.49)	$10.61

(24)	Diluted - Net Loss	$(5.62)	$(13.44)	$7.82	$(3.88)	$(14.49)	$10.61

	Weighted Average Number of
	Common Shares Outstanding
(25)	Basic	445	431	14	444	426	18
(26)	Diluted	445	431	14	444	426	18

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    11

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended December 31, 2017

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,337	$343	$750	$(42)	$3,388
(2)	Other	35	—	5	14	54
(3)	Internal	—	—	90	(90)	—
(4)	Total Revenues	2,372	343	845	(118)	3,442

	Operating Expenses
(5)	Fuel	105	—	204	—	309
(6)	Purchased power	602	—	168	(90)	680
(7)	Other operating expenses	650	53	540	(48)	1,195
(8)	Pension and OPEB mark-to-market adjustment	102	—	39	—	141
(9)	Provision for depreciation	184	60	31	18	293
(10)	Amortization of regulatory assets, net	139	5	—	—	144
(11)	General taxes	181	43	28	14	266
(12)	Impairment of assets and related charges	—	28	2,216	—	2,244
(13)	Total Operating Expenses	1,963	189	3,226	(106)	5,272
(14)	Operating Income (Loss)	409	154	(2,381)	(12)	(1,830)

	Other Income (Expense)
(15)	Investment income (loss)	13	—	15	(8)	20
(16)	Interest expense	(130)	(40)	(43)	(83)	(296)
(17)	Capitalized financing costs	6	9	5	—	20
(18)	Total Other Expense	(111)	(31)	(23)	(91)	(256)

(19)	Income (Loss) Before Income Taxes	298	123	(2,404)	(103)	(2,086)
(20)	Income taxes	138	51	180	44	413
(21)	Net Income (Loss)	$160	$72	$(2,584)	$(147)	$(2,499)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to Load Serving Entities (LSEs). The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    12

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Three Months Ended December 31, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$2,196	$293	$869	$(45)	$3,313
(2)	Other	43	—	43	(24)	62
(3)	Internal	—	—	102	(102)	—
(4)	Total Revenues	2,239	293	1,014	(171)	3,375

	Operating Expenses
(5)	Fuel	131	—	266	—	397
(6)	Purchased power	720	—	199	(102)	817
(7)	Other operating expenses	594	39	406	(18)	1,021
(8)	Pension and OPEB mark-to-market adjustment	101	1	45	—	147
(9)	Provision for depreciation	172	49	103	15	339
(10)	Amortization of regulatory assets, net	101	3	—	—	104
(11)	General taxes	175	39	36	6	256
(12)	Impairment of assets and related charges	—	—	9,218	—	9,218
(13)	Total Operating Expenses	1,994	131	10,273	(99)	12,299
(14)	Operating Income (Loss)	245	162	(9,259)	(72)	(8,924)

	Other Income (Expense)
(15)	Investment income (loss)	12	—	10	(13)	9
(16)	Interest expense	(145)	(40)	(51)	(58)	(294)
(17)	Capitalized financing costs	5	9	8	2	24
(18)	Total Other Expense	(128)	(31)	(33)	(69)	(261)

(19)	Income (Loss) Before Income Taxes (Benefits)	117	131	(9,292)	(141)	(9,185)
(20)	Income taxes (benefits)	39	44	(3,402)	(70)	(3,389)
(21)	Net Income (Loss)	$78	$87	$(5,890)	$(71)	$(5,796)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    13

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the Three Months Ended December 31, 2017 and the Three Months Ended December 31, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$141	$50	$(119)	$3	$75
(2)	Other	(8)	—	(38)	38	(8)
(3)	Internal revenues	—	—	(12)	12	—
(4)	Total Revenues	133	50	(169)	53	67

	Operating Expenses
(5)	Fuel	(26)	—	(62)	—	(88)
(6)	Purchased power	(118)	—	(31)	12	(137)
(7)	Other operating expenses	56	14	134	(30)	174
(8)	Pension and OPEB mark-to-market adjustment	1	(1)	(6)	—	(6)
(9)	Provision for depreciation	12	11	(72)	3	(46)
(10)	Amortization of regulatory assets, net	38	2	—	—	40
(11)	General taxes	6	4	(8)	8	10
(12)	Impairment of assets and related charges	—	28	(7,002)	—	(6,974)
(13)	Total Operating Expenses	(31)	58	(7,047)	(7)	(7,027)
(14)	Operating Income (Loss)	164	(8)	6,878	60	7,094

	Other Income (Expense)
(15)	Investment income (loss)	1	—	5	5	11
(16)	Interest expense	15	—	8	(25)	(2)
(17)	Capitalized financing costs	1	—	(3)	(2)	(4)
(18)	Total Other Income (Expense)	17	—	10	(22)	5

(19)	Income (Loss) Before Income Taxes	181	(8)	6,888	38	7,099
(20)	Income taxes	99	7	3,582	114	3,802
(21)	Net Income (Loss)	$82	$(15)	$3,306	$(76)	$3,297

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    14

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Year Ended December 31, 2017

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$9,559	$1,325	$3,063	$(170)	$13,777
(2)	Other	175	—	80	(15)	240
(3)	Internal	—	—	386	(386)	—
(4)	Total Revenues	9,734	1,325	3,529	(571)	14,017

	Operating Expenses
(5)	Fuel	493	—	890	—	1,383
(6)	Purchased power	2,924	—	656	(386)	3,194
(7)	Other operating expenses	2,517	203	1,777	(265)	4,232
(8)	Pension and OPEB mark-to-market adjustment	102	—	39	—	141
(9)	Provision for depreciation	724	224	118	72	1,138
(10)	Amortization of regulatory assets, net	292	16	—	—	308
(11)	General taxes	727	173	99	44	1,043
(12)	Impairment of assets and related charges	—	41	2,365	—	2,406
(13)	Total Operating Expenses	7,779	657	5,944	(535)	13,845
(14)	Operating Income (Loss)	1,955	668	(2,415)	(36)	172

	Other Income (Expense)
(15)	Investment income (loss)	54	—	81	(37)	98
(16)	Interest expense	(535)	(156)	(179)	(308)	(1,178)
(17)	Capitalized financing costs	22	29	27	1	79
(18)	Total Other Expense	(459)	(127)	(71)	(344)	(1,001)

(19)	Income (Loss) Before Income Taxes (Benefits)	1,496	541	(2,486)	(380)	(829)
(20)	Income taxes (benefits)	580	205	155	(45)	895
(21)	Net Income (Loss)	$916	$336	$(2,641)	$(335)	$(1,724)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    15

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Year Ended December 31, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$9,401	$1,144	$3,892	$(174)	$14,263
(2)	Other	228	—	178	(107)	299
(3)	Internal	—	—	479	(479)	—
(4)	Total Revenues	9,629	1,144	4,549	(760)	14,562

	Operating Expenses
(5)	Fuel	567	—	1,099	—	1,666
(6)	Purchased power	3,303	—	1,019	(479)	3,843
(7)	Other operating expenses	2,429	154	1,526	(258)	3,851
(8)	Pension and OPEB mark-to-market adjustment	101	1	45	—	147
(9)	Provision for depreciation	676	187	387	63	1,313
(10)	Amortization of regulatory assets, net	290	7	—	—	297
(11)	General taxes	720	153	134	35	1,042
(12)	Impairment of assets and related charges	—	—	10,665	—	10,665
(13)	Total Operating Expenses	8,086	502	14,875	(639)	22,824
(14)	Operating Income (Loss)	1,543	642	(10,326)	(121)	(8,262)

	Other Income (Expense)
(15)	Investment income (loss)	49	—	66	(31)	84
(16)	Interest expense	(586)	(158)	(194)	(219)	(1,157)
(17)	Capitalized financing costs	20	34	37	12	103
(18)	Total Other Expense	(517)	(124)	(91)	(238)	(970)

(19)	Income (Loss) Before Income Taxes (Benefits)	1,026	518	(10,417)	(359)	(9,232)
(20)	Income taxes (benefits)	375	187	(3,498)	(119)	(3,055)
(21)	Net Income (Loss)	$651	$331	$(6,919)	$(240)	$(6,177)

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    16

FirstEnergy Corp.
Statements of Income (Loss) - By Segment (GAAP)
(In millions)

		Changes Between the Year Ended December 31, 2017 and the Year Ended December 31, 2016

				Competitive
		Regulated	Regulated	Energy	Corporate/	FirstEnergy
		Distribution (a)	Transmission (b)	Services (c)	Other (d)	Consolidated
	Revenues
(1)	Electric sales	$158	$181	$(829)	$4	$(486)
(2)	Other	(53)	—	(98)	92	(59)
(3)	Internal revenues	—	—	(93)	93	—
(4)	Total Revenues	105	181	(1,020)	189	(545)

	Operating Expenses
(5)	Fuel	(74)	—	(209)	—	(283)
(6)	Purchased power	(379)	—	(363)	93	(649)
(7)	Other operating expenses	88	49	251	(7)	381
(8)	Pension and OPEB mark-to-market adjustment	1	(1)	(6)	—	(6)
(9)	Provision for depreciation	48	37	(269)	9	(175)
(10)	Amortization of regulatory assets, net	2	9	—	—	11
(11)	General taxes	7	20	(35)	9	1
(12)	Impairment of assets and related charges	—	41	(8,300)	—	(8,259)
(13)	Total Operating Expenses	(307)	155	(8,931)	104	(8,979)
(14)	Operating Income (Loss)	412	26	7,911	85	8,434

	Other Income (Expense)
(15)	Investment income (loss)	5	—	15	(6)	14
(16)	Interest expense	51	2	15	(89)	(21)
(17)	Capitalized financing costs	2	(5)	(10)	(11)	(24)
(18)	Total Other Expense	58	(3)	20	(106)	(31)

(19)	Income (Loss) Before Income Taxes (Benefits)	470	23	7,931	(21)	8,403
(20)	Income taxes (benefits)	205	18	3,653	74	3,950
(21)	Net Income (Loss)	$265	$5	$4,278	$(95)	$4,453

(a)
Revenues are primarily derived from the delivery of electricity within FE's service areas, cost recovery of regulatory assets and the sale of electric generation service to retail customers who have not selected an alternative supplier (POLR or default service). Its results reflect the commodity costs of securing electric generation from affiliated and non-affiliated power suppliers and the deferral and amortization of certain fuel costs.

(b)
Revenues are primarily derived from rates that recover costs and provide a return on transmission capital investment. Except for the recovery of the PATH abandoned project regulatory asset, these revenues are primarily from transmission services provided pursuant to the PJM Tariff to LSEs. The segment's results also reflect the net transmission expenses related to the delivery of electricity on FE's transmission facilities.

(c)
Revenues are primarily derived from supplying electric power to end-use customers through retail and wholesale arrangements, including competitive retail sales to customers primarily in Ohio, Pennsylvania, Illinois, Maryland, Michigan and New Jersey, and the provision of partial POLR and default service for affiliated and non-affiliated utilities in Ohio, Pennsylvania and Maryland.

(d)
Contains corporate support not charged to FE's subsidiaries, interest expense on stand-alone holding company debt, corporate income taxes and other businesses that do not constitute an operating segment. Additionally, reconciling adjustments for the elimination of inter-segment transactions are included in Corporate/Other.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    17

FirstEnergy Corp.
Financial Information
(In millions)

Condensed Consolidated Balance Sheets (GAAP)

	As of	As of
Assets	Dec. 31, 2017	Dec. 31, 2016
Current Assets:
Cash and cash equivalents	$589	$199
Receivables	1,654	1,615
Other	865	1,136
Total Current Assets	3,108	2,950

Property, Plant and Equipment	28,879	29,387
Investments	3,184	3,026
Assets Held for Sale	375	—
Deferred Charges and Other Assets	6,711	7,785
Total Assets	$42,257	$43,148

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$1,082	$1,685
Short-term borrowings	300	2,675
Accounts payable	1,027	1,043
Other	1,668	1,723
Total Current Liabilities	4,077	7,126

Capitalization:
Total equity	3,925	6,241
Long-term debt and other long-term obligations	21,115	18,192
Total Capitalization	25,040	24,433
Noncurrent Liabilities	13,140	11,589
Total Liabilities and Capitalization	$42,257	$43,148

General Information
	Three Months Ended December 31		Year Ended December 31
	2017	2016	2017	2016
Debt redemptions	$(580)	$(1,314)	$(2,291)	$(2,331)
New long-term debt issues	$625	$1,455	$4,675	$1,976
Short-term borrowings increase (decrease)	$(200)	$(300)	$(2,375)	$975
Property additions	$740	$679	$2,587	$2,835

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    18

Debt to Total Capitalization Ratio as Defined Under the FE Credit Facility
	As of December 31		As of December 31
	2017	% Total	2016	% Total
Total Equity (GAAP)	$3,925	12%	$6,241	17%
Non-cash Charges / Non-cash Write Downs*	8,264	24%	8,264	23%
Accumulated Other Comprehensive Income	(142)	—%	(174)	(1)%
Adjusted Equity**	12,047	36%	14,331	39%

Long-term Debt and Other Long-term Obligations (GAAP)	21,115	61%	18,192	50%
Currently Payable Long-term Debt (GAAP)	1,082	3%	1,685	5%
Short-term Borrowings (GAAP)	300	1%	2,675	7%
Reimbursement Obligations	10	—%	9	—%
Guarantees of Indebtedness	275	1%	325	1%
Less Securitization Debt	(749)	(2)%	(825)	(2)%
Adjusted Debt**	22,033	64%	22,061	61%

Adjusted Capitalization**	$34,080	100%	$36,392	100%

*Includes after-tax non-cash charges and non-cash write downs, primarily associated with the impairment of assets and related charges at CES, pension and OPEB mark-to-market adjustments, and regulatory asset charges through December 31, 2017, as permitted by FE's current syndicated revolving credit facility (FE Credit Facility).

**Management uses Adjusted Equity, Adjusted Debt, and Adjusted Capitalization, each of which is a non-GAAP financial measure, to calculate and monitor its compliance with the debt to total capitalization financial covenant under the FE Credit Facility and term loans. These financial measures, as calculated in accordance with the FE Credit Facility and term loans, help shareholders understand FE's compliance with, and provide a basis for understanding FE's incremental debt capacity under the debt to total capitalization financial covenants. The financial covenants under the FE Credit Facility and term loans require FE to maintain a consolidated debt to total capitalization ratio of no more than 65%, measured at the end of each fiscal quarter.

Additionally under the FE Credit Facility, FE is also required to maintain a minimum interest coverage ratio of 2.00 to 1.00 beginning January 1, 2018 until December 31, 2018, 2.25 to 1.00 beginning January 1, 2019 until December 31, 2019, and 2.50 to 1.00 beginning January 1, 2020 until December 31, 2021. As of December 31, 2017, FE’s interest coverage ratio was 4.81, which exceeded the minimum interest coverage ratio 1.75 to 1.00 in effect on that date.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    19

FirstEnergy Corp.
Statements of Cash Flows and Liquidity
(In millions)

	Condensed Consolidated Statements of Cash Flows (GAAP)
		Three Months Ended		Year Ended
		December 31		December 31
		2017	2016	2017	2016
	Cash flows from operating activities
	Net loss	$(2,499)	$(5,796)	$(1,724)	$(6,177)
	Adjustments to reconcile net loss to net cash from operating activities:
	Depreciation and amortization(1)	452	497	1,700	1,974
	Impairment of assets and related charges	2,244	9,218	2,406	10,665
	Investment impairment, including equity method investments	3	8	13	21
	Pension and OPEB mark-to-market adjustment	141	147	141	147
	Deferred income taxes and investment tax credits, net	386	(3,381)	839	(3,063)
	Deferred costs on sale leaseback transaction, net	12	13	49	49
	Asset removal costs charged to income	22	54	22	54
	Retirement benefits	1	19	29	64
	Unrealized loss on derivative transactions	17	19	81	9
	Pension trust contributions	—	(85)	—	(382)
	Gain on sale of investment securities held in trusts	(63)	(50)	(63)	(50)
	Lease payments on sale and leaseback transaction	(26)	(26)	(73)	(120)
	Change in working capital and other	411	120	388	192
	Cash flows provided from operating activities	1,101	757	3,808	3,383
	Cash flows used for financing activities	(321)	(338)	(702)	(34)
	Cash flows used for investing activities	(535)	(805)	(2,716)	(3,281)
	Net change in cash and cash equivalents	$245	$(386)	$390	$68

(1)	Includes amortization of regulatory assets, net, nuclear fuel, intangible assets, and deferred debt-related costs.

Liquidity position as of January 31, 2018

Company	Type	Maturity	Amount	Available*
FirstEnergy(1)	Revolving	December 2021	$4,000	$3,740
FET / ATSI / TrAIL / MAIT	Revolving	December 2021	1,000	1,000
(1) FE and FEU subsidiary borrowers		Subtotal:	$5,000	$4,740
		Cash:	—	358
		Total:	$5,000	$5,098

(1) Available liquidity includes impact of $10 million of LOCs outstanding as of January 31, 2018, that were issued under various terms.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    20

FirstEnergy Corp.
Statistical Summary

Electric Distribution Deliveries		Three Months Ended December 31			Year Ended December 31
(MWH in thousand)		2017	2016	Change	2017	2016	Change

Ohio	- Residential	4,186	4,065	3.0%	16,648	17,658	-5.7%
	- Commercial	3,498	3,702	-5.5%	14,630	15,423	-5.1%
	- Industrial	5,022	4,929	1.9%	20,470	20,276	1.0%
	- Other	84	81	3.7%	335	332	0.9%
	Total Ohio	12,790	12,777	0.1%	52,083	53,689	-3.0%
Pennsylvania	- Residential	4,681	4,475	4.6%	17,910	18,728	-4.4%
	- Commercial	3,097	3,155	-1.8%	12,650	13,035	-3.0%
	- Industrial	5,149	5,024	2.5%	20,844	20,226	3.1%
	- Other	25	28	-10.7%	103	117	-12.0%
	Total Pennsylvania	12,952	12,682	2.1%	51,507	52,106	-1.1%
New Jersey	- Residential	2,099	2,042	2.8%	9,188	9,635	-4.6%
	- Commercial	2,102	2,172	-3.2%	8,832	9,060	-2.5%
	- Industrial	557	529	5.3%	2,210	2,161	2.3%
	- Other	23	22	4.5%	90	87	3.4%
	Total New Jersey	4,781	4,765	0.3%	20,320	20,943	-3.0%
Maryland	- Residential	812	771	5.3%	3,091	3,254	-5.0%
	- Commercial	501	503	-0.4%	2,055	2,102	-2.2%
	- Industrial	402	402	0.0%	1,615	1,603	0.7%
	- Other	4	4	0.0%	16	16	0.0%
	Total Maryland	1,719	1,680	2.3%	6,777	6,975	-2.8%
West Virginia	- Residential	1,425	1,357	5.0%	5,211	5,565	-6.4%
	- Commercial	898	895	0.3%	3,622	3,720	-2.6%
	- Industrial	1,605	1,451	10.6%	6,168	5,816	6.1%
	- Other	7	7	0.0%	28	27	3.7%
	Total West Virginia	3,935	3,710	6.1%	15,029	15,128	-0.7%
Total Residential		13,203	12,710	3.9%	52,048	54,840	-5.1%
Total Commercial		10,096	10,427	-3.2%	41,789	43,340	-3.6%
Total Industrial		12,735	12,335	3.2%	51,307	50,082	2.4%
Total Other		143	142	0.7%	572	579	-1.2%

Total Distribution Deliveries		36,177	35,614	1.6%	145,716	148,841	-2.1%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    21

FirstEnergy Corp.
Statistical Summary

Weather	Three Months Ended December 31			Year Ended December 31
	2017	2016	Normal	2017	2016	Normal
Composite Heating-Degree-Days	1,871	1,721	1,875	4,717	4,923	5,317
Composite Cooling-Degree-Days	52	30	15	1,039	1,281	959

Shopping Statistics (Based Upon MWH)	Three Months Ended December 31		Year Ended December 31
	2017	2016	2017	2016

OE	84%	81%	82%	80%
Penn	67%	65%	68%	63%
CEI	88%	86%	88%	85%
TE	90%	88%	89%	83%
JCP&L	53%	53%	52%	51%
Met-Ed	68%	69%	69%	68%
Penelec	70%	70%	71%	70%
PE(1)	49%	49%	50%	49%
WP	67%	66%	66%	65%

(1) Represents Maryland only.

Competitive Operating Statistics	Three Months Ended December 31			Year Ended December 31
	2017		2016	2017	2016
Generation Capacity Factors:
Nuclear	98%		93%	93%	90%
Fossil - Baseload	42%		61%	47%	56%
Fossil - Load Following	15%		9%	22%	31%

Generation Fuel Rate:
Nuclear	$6		$7	$7	$7
Fossil	$24		$24	$25	$24
Total Fleet	$14		$16	$15	$16

Generation Output Mix:
Nuclear	59%	0.31	51%	54%	49%
Fossil - Baseload	31%	—	41%	34%	38%
Fossil - Load Following	3%	—	1%	4%	5%
Peaking/CT/Hydro	7%		7%	8%	8%

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    22

FirstEnergy Corp.
Competitive Energy Services - Sources & Uses

Competitive Energy Services - Sources and Uses (MWH in thousands)

	Three Months Ended December 31			Year Ended December 31
Contract Sales	2017	2016	Change	2017	2016	Change
POLR	2,157	2,443	(286)	9,140	9,969	(829)

Structured Sales	2,407	2,239	168	8,972	11,414	(2,442)

Direct	3,653	3,920	(267)	15,157	15,310	(153)

Aggregation	1,745	2,932	(1,187)	7,431	13,730	(6,299)

Mass Market	442	519	(77)	1,867	2,431	(564)

Total Contract Sales	10,404	12,053	(1,649)	42,567	52,854	(10,287)

Wholesale Spot Sales	5,740	5,263	477	22,492	15,201	7,291

Purchased Power
- Bilaterals	678	619	59	2,676	2,230	446
- Spot	1,023	632	391	3,706	3,402	304
Total Purchased Power	1,701	1,251	450	6,382	5,632	750

Generation Output
- Fossil	6,110	8,213	(2,103)	27,479	33,057	(5,578)
- Nuclear	8,788	8,351	437	33,000	32,034	966
Total Generation Output	14,898	16,564	(1,666)	60,479	65,091	(4,612)

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    23

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Three Months Ended December 31, 2017			Three Months Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,442	$—		$3,375	$—

	Operating Expenses
(2)	Fuel	309	—		397	(8)	(g)
(3)	Purchased power	680	—		817	—
(4)	Other operating expenses	1,195	(180)	(b,c,d)	1,021	(27)	(b,c)
(5)	Pension and OPEB mark-to-market adjustment	141	(141)	(a)	147	(147)	(a)
(6)	Provision for depreciation	293	—		339	—
(7)	Amortization of regulatory assets, net	144	—		104	—
(8)	General taxes	266	—		256	—
(9)	Impairment of assets and related charges	2,244	(2,244)	(c,d)	9,218	(9,218)	(d)
(10)	Total Operating Expenses	5,272	(2,565)		12,299	(9,400)
(11)	Operating Income (Loss)	(1,830)	2,565		(8,924)	9,400

	Other Income (Expense)
(12)	Investment income	20	3	(e)	9	8	(e)
(13)	Interest expense	(296)	—		(294)	7	(h)
(14)	Capitalized financing costs	20	—		24	—
(15)	Total Other Expense	(256)	3		(261)	15

(16)	Income (Loss) Before Income Taxes (Benefits)	(2,086)	2,568		(9,185)	9,415
(17)	Income taxes (benefits)	413	(249)	(f)	(3,389)	3,456
(18)	Net Income (Loss)	$(2,499)	$2,817		$(5,796)	$5,959

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension / OPEB actuarial assumptions: 2017 ($0.19 per share), ($141) million included in "Pension and OPEB mark-to-market adjustment". 2016 ($0.21 per share), ($147) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Mark-to-market adjustments - Other: 2017 ($0.03 per share), ($17) million included in "Other operating expenses'. 2016 ($0.03 per share), ($19) million included in "Other operating expenses".
(c)
Regulatory charges: 2017 ($0.05 per share), ($8) million included in "Other operating expenses", and ($28) million included in "Impairment of assets and related charges". 2016 ($0.01 per share), ($8) million included in "Other operating expenses".

(d)
Asset impairment/Plant exit costs: 2017 ($3.38 per share), ($155) million included in "Other operating expenses", and ($2,216) million included in "Impairment of assets and related charges". 2016 ($13.54 per share), ($9,218) million included in "Impairment of assets and related charges".

(e)	Trust securities impairment: 2017, $3 million included in "Investment income". 2016 ($0.01 per share), $8 million included in "Investment income".
(f)	Tax reform: 2017 ($2.68 per share), ($1,193) million included in "Income taxes (benefits)".
(g)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel".
(h)	Debt redemption costs: 2016 ($0.01 per share), $7 million in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 445 million shares in the fourth quarter of 2017 and 431 million shares in the fourth quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    24

FirstEnergy Corp.
Consolidated GAAP and Special Items (In millions)

		Year Ended December 31, 2017			Year Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$14,017	$(5)	(d)	$14,562	$—

	Operating Expenses
(2)	Fuel	1,383	—		1,666	(90)	(d,g)
(3)	Purchased Power	3,194	—		3,843	—
(4)	Other operating expenses	4,232	(432)	(b,c,d)	3,851	(96)	(b,c)
(5)	Pension and OPEB mark-to-market adjustment	141	(141)	(a)	147	(147)	(a)
(6)	Provision for depreciation	1,138	—		1,313	—
(7)	Amortization of regulatory assets, net	308	—		297	—
(8)	General taxes	1,043	—		1,042	—
(9)	Impairment of assets and related charges	2,406	(2,406)	(c,d)	10,665	(10,665)	(d)
(10)	Total Operating Expenses	13,845	(2,979)		22,824	(10,998)
(11)	Operating Income (Loss)	172	2,974		(8,262)	10,998

	Other Income (Expense)
(12)	Investment income	98	13	(e)	84	19	(d,e)
(13)	Interest expense	(1,178)	6	(h)	(1,157)	11	(h)
(14)	Capitalized financing costs	79	—		103	—
(15)	Total Other Expense	(1,001)	19		(970)	30

(16)	Income (Loss) Before Income Taxes (Benefits)	(829)	2,993		(9,232)	11,028
(17)	Income taxes (benefits)	895	(97)	(f)	(3,055)	3,731	(d)
(18)	Net Income (Loss)	$(1,724)	$3,090		$(6,177)	$7,297

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2017 ($0.19 per share), ($141) million included in "Pension and OPEB mark-to-market adjustment". 2016 ($0.21 per share), ($147) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Mark-to-market adjustments - Other: 2017 ($0.12 per share), ($81) million included in "Other operating expenses". 2016 ($0.01 per share), ($9) million included in "Other operating expenses".
(c)
Regulatory charges: 2017 ($0.10 per share), ($33) million included in "Other operating expenses", and ($41) million included in "Impairment of assets and related charges". 2016 ($0.13 per share), ($87) million included in "Other operating expenses".

(d)
Asset impairment/Plant exit costs: 2017 ($3.83 per share), ($5) million included in "Revenues", ($318) million included in "Other operating expenses", and ($2,365) million included in "Impairment of assets and related charges". 2016 ($16.67 per share), ($58) million included in "Fuel"; ($10,665) million included in "Impairment of assets and related charges", ($2) million included in "Investment income", and $159 million included in "Income taxes (benefits)".

(e)	Trust securities impairment: 2017 ($0.02 per share), $13 million included in "Investment income". 2016 ($0.03 per share), $21 million included in "Investment income".
(f)	Tax reform: 2017 ($2.68 per share), ($1,193) million included in "Income taxes (benefits)".
(g)	Merger accounting - commodity contracts: 2016 ($0.05 per share), ($32) million included in "Fuel".
(h)	Debt redemption costs: 2017 ($0.01 per share), $6 million included in "Interest expense". 2016 ($0.02 per share), $11 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 444 million shares in 2017 and 426 million shares in 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    25

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Three Months Ended December 31, 2017			Three Months Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$2,372	$—		$2,239	$—

	Operating Expenses
(2)	Fuel	105	—		131	—
(3)	Purchased power	602	—		720	—
(4)	Other operating expenses	650	(8)	(b)	594	(8)	(b)
(5)	Pension and OPEB mark-to-market adjustment	102	(102)	(a)	101	(101)	(a)
(6)	Provision for depreciation	184	—		172	—
(7)	Amortization of regulatory assets, net	139	—		101	—
(8)	General taxes	181	—		175	—
(9)	Impairment of assets and related charges	—	—		—	—
(10)	Total Operating Expenses	1,963	(110)		1,994	(109)
(11)	Operating Income	409	110		245	109

	Other Income (Expense)
(12)	Investment income	13	—		12	1	(c)
(13)	Interest expense	(130)	—		(145)	2	(e)
(14)	Capitalized financing costs	6	—		5	—
(15)	Total Other Expense	(111)	—		(128)	3

(16)	Income Before Income Taxes	298	110		117	112
(17)	Income taxes	138	12	(d)	39	44
(18)	Net Income	$160	$98		$78	$68

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2017 ($0.14 per share), ($102) million included in "Pension and OPEB mark-to-market adjustment". 2016 ($0.15 per share), ($101) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Regulatory charges: 2017 ($0.01 per share), ($8) million included in "Other operating expenses". 2016 ($0.01 per share), $(8) million included in "Other operating expenses".
(c)	Trust securities impairment: 2016, $1 million included in "Investment income".
(d)	Tax reform: 2017 ($0.07 per share), ($30) million included in "Income taxes".
(e)	Debt redemption costs: 2016, $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 445 million shares in the fourth quarter of 2017 and 431 million shares in the fourth quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    26

FirstEnergy Corp.
Regulated Distribution
GAAP and Special Items (In millions)

		Year Ended December 31, 2017			Year Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$9,734	$—		$9,629	$—

	Operating Expenses
(2)	Fuel	493	—		567	—
(3)	Purchased power	2,924	—		3,303	—
(4)	Other operating expenses	2,517	(33)	(b)	2,429	(87)	(b)
(5)	Pension and OPEB mark-to-market adjustment	102	(102)	(a)	101	(101)	(a)
(6)	Provision for depreciation	724	—		676	—
(7)	Amortization of regulatory assets, net	292	—		290	—
(8)	General taxes	727	—		720	—
(9)	Impairment of assets and related charges	—	—		—	—
(10)	Total Operating Expenses	7,779	(135)		8,086	(188)
(11)	Operating Income	1,955	135		1,543	188

	Other Income (Expense)
(12)	Investment income	54	—		49	2	(c)
(13)	Interest expense	(535)	—		(586)	2	(e)
(14)	Capitalized financing costs	22	—		20	—
(15)	Total Other Expense	(459)	—		(517)	4

(16)	Income Before Income Taxes	1,496	135		1,026	192
(17)	Income taxes	580	21	(d)	375	72
(18)	Net Income	$916	$114		$651	$120

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2017 ($0.14 per share), ($102) million included in "Pension and OPEB mark-to-market adjustment". 2016 ($0.15 per share), ($101) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Regulatory charges: 2017 ($0.04 per share), ($33) million included in "Other operating expenses". 2016 ($0.13 per share), ($87) million included in "Other operating expenses".
(c)	Trust securities impairment: 2016, $2 million included in "Investment income".
(d)	Tax reform: 2017 ($0.07 per share), ($30) million included in "Income taxes".
(e)	Debt redemption costs: 2016, $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 444 million shares in 2017 and 426 million shares in 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    27

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Three Months Ended December 31, 2017			Three Months Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$343	$—		$293	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	—	—		—	—
(4)	Other operating expenses	53	—		39	—
(5)	Pension and OPEB mark-to-market adjustment	—	—		1	(1)	(a)
(6)	Provision for depreciation	60	—		49	—
(7)	Amortization of regulatory assets, net	5	—		3	—
(8)	General taxes	43	—		39	—
(9)	Impairment of assets and related charges	28	(28)	(b)	—	—
(10)	Total Operating Expenses	189	(28)		131	(1)
(11)	Operating Income	154	28		162	1

	Other Income (Expense)
(12)	Investment income	—	—		—	—
(13)	Interest expense	(40)	—		(40)	—
(14)	Capitalized financing costs	9	—		9	—
(15)	Total Other Expense	(31)	—		(31)	—

(16)	Income Before Income Taxes	123	28		131	1
(17)	Income taxes	51	5	(c)	44	—
(18)	Net Income	$72	$23		$87	$1

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2016, ($1) million included in "Pension and OPEB mark-to-market adjustment".
(b)	Regulatory charges: 2017 ($0.04 per share), ($28) million included in "Impairment of assets and related charges".
(c)	Tax reform: 2017 ($0.01 per share), ($6) million included in "Income taxes".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 445 million shares in the fourth quarter of 2017 and 431 million shares in the fourth quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    28

FirstEnergy Corp.
Regulated Transmission
GAAP and Special Items (In millions)

		Year Ended December 31, 2017			Year Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$1,325	$—		$1,144	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	—	—		—	—
(4)	Other operating expenses	203	—		154	—
(5)	Pension and OPEB mark-to-market adjustment	—	—		1	(1)	(a)
(6)	Provision for depreciation	224	—		187	—
(7)	Amortization of regulatory assets, net	16	—		7	—
(8)	General taxes	173	—		153	—
(9)	Impairment of assets and related charges	41	(41)	(b)	—	—
(10)	Total Operating Expenses	657	(41)		502	(1)
(11)	Operating Income	668	41		642	1

	Other Income (Expense)
(12)	Investment income	—	—		—	—
(13)	Interest expense	(156)	—		(158)	—
(14)	Capitalized financing costs	29	—		34	—
(15)	Total Other Expense	(127)	—		(124)	—

(16)	Income Before Income Taxes	541	41		518	1
(17)	Income taxes	205	10	(c)	187	—
(18)	Net Income	$336	$31		$331	$1

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2016, ($1) million included in "Pension and OPEB mark-to-market adjustment".
(b)	Regulatory charges: 2017 ($0.06 per share), ($41) million included in "Impairment of assets and related charges".
(c)	Tax reform: 2017 ($0.01 per share), ($6) million included in "Income taxes".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 444 million shares in 2017 and 426 million shares in 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    29

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Three Months Ended December 31, 2017			Three Months Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$845	$—		$1,014	$—

	Operating Expenses
(2)	Fuel	204	—		266	(8)	(f)
(3)	Purchased power	168	—		199	—
(4)	Other operating expenses	540	(172)	(b,c)	406	(19)	(b)
(5)	Pension and OPEB mark-to-market adjustment	39	(39)	(a)	45	(45)	(a)
(6)	Provision for depreciation	31	—		103	—
(7)	Amortization of regulatory assets, net	—	—		—	—
(8)	General taxes	28	—		36	—
(9)	Impairment of assets and related charges	2,216	(2,216)	(c)	9,218	(9,218)	(c)
(10)	Total Operating Expenses	3,226	(2,427)		10,273	(9,290)
(11)	Operating Income (Loss)	(2,381)	2,427		(9,259)	9,290

	Other Income (Expense)
(12)	Investment income	15	3	(d)	10	7	(d)
(13)	Interest expense	(43)	—		(51)	3	(g)
(14)	Capitalized interest	5	—		8	—
(15)	Total Other Expense	(23)	3		(33)	10

(16)	Income (Loss) Before Income Taxes (Benefits)	(2,404)	2,430		(9,292)	9,300
(17)	Income taxes (benefits)	180	(171)	(e)	(3,402)	3,411
(18)	Net Income (Loss)	$(2,584)	$2,601		$(5,890)	$5,889

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2017 ($0.05 per share), ($39) million included in "Pension and OPEB mark-to market adjustment". 2016 ($0.06 per share), ($45) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Mark-to-market adjustments - Other: 2017 ($0.03 per share), ($17) million included in "Other operating expenses". 2016 ($0.03 per share), ($19) million included in "Other operating expenses".
(c)
Asset Impairment/Plant exit costs: 2017 ($3.38 per share), ($155) million included in "Other operating expenses", and ($2,216) million included in "Impairment of assets and related charges". 2016 ($13.54 per share), ($9,218) million included in "Impairment of assets and related charges".

(d)	Trust securities impairment: 2017, $3 million included in "Investment income". 2016 ($0.01 per share), $7 million included in "Investment income".
(e)	Tax reform: 2017 ($2.39 per share), ($1,062) million included in "Income taxes (benefits)".
(f)	Merger accounting - commodity contracts: 2016 ($0.01 per share), ($8) million included in "Fuel".
(g)	Debt redemption costs: 2016 ($0.01 per share), $3 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 445 million shares in the fourth quarter of 2017 and 431 million shares in the fourth quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    30

FirstEnergy Corp.
Competitive Energy Services
GAAP and Special Items (In millions)

		Year Ended December 31, 2017			Year Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$3,529	$(5)	(c)	$4,549	$—

	Operating Expenses
(2)	Fuel	890	—		1,099	(90)	(c,f)
(3)	Purchased power	656	—		1,019	—
(4)	Other operating expenses	1,777	(399)	(b,c)	1,526	(9)	(b)
(5)	Pension and OPEB mark-to-market adjustment	39	(39)	(a)	45	(45)	(a)
(6)	Provision for depreciation	118	—		387	—
(7)	Amortization of regulatory assets, net	—	—		—	—
(8)	General taxes	99	—		134	—
(9)	Impairment of assets and related charges	2,365	(2,365)	(c)	10,665	(10,665)	(c)
(10)	Total Operating Expenses	5,944	(2,803)		14,875	(10,809)
(11)	Operating Income (Loss)	(2,415)	2,798		(10,326)	10,809

	Other Income (Expense)
(12)	Investment income	81	13	(d)	66	17	(c,d)
(13)	Interest expense	(179)	—		(194)	7	(g)
(14)	Capitalized interest	27	—		37	—
(15)	Total Other Expense	(71)	13		(91)	24

(16)	Income (Loss) Before Income Taxes (Benefits)	(2,486)	2,811		(10,417)	10,833
(17)	Income taxes (benefits)	155	(35)	(e)	(3,498)	3,658	(c)
(18)	Net Income (Loss)	$(2,641)	$2,846		$(6,919)	$7,175

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)
Mark-to-market adjustments - Pension/OPEB actuarial assumptions: 2017 ($0.05 per share), ($39) million included in "Pension and OPEB mark-to-market adjustment". 2016 ($0.06 per share), ($45) million included in "Pension and OPEB mark-to-market adjustment".

(b)	Mark-to-market adjustments - Other: 2017 ($0.12 per share), ($81) million included in "Other operating expenses". 2016 ($0.01 per share), ($9) million included in "Other operating expenses".
(c)
Asset Impairment/Plant exit costs: 2017, ($3.83 per share), ($5) million included in "Revenues", ($318) million included in "Other operating expenses", and ($2,365) million included in "Impairment of assets and related charges". 2016, ($16.67 per share), ($58) million included in "Fuel", ($10,665) million included in "Impairment of assets and related charges", ($2) million included in "Investment income", and $159 million included in "Income taxes (benefits)".

(d)	Trust securities impairment: 2017 ($0.02 per share), $13 million included in "Investment income". 2016 ($0.03 per share), $19 million included in "Investment income".
(e)	Tax reform: 2017 ($2.39 per share), ($1,062) million included in "Income taxes (benefits)".
(f)	Merger accounting - commodity contracts: 2016 ($0.05 per share), ($32) million included in "Fuel".
(g)	Debt redemption costs: 2016 ($0.01 per share), $7 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 444 million shares in 2017 and 426 million shares in 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    31

FirstEnergy Corp.
Corporate/Other
GAAP and Special Items (In millions)

		Three Months Ended December 31, 2017			Three Months Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$(118)	$—		$(171)	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	(90)	—		(102)	—
(4)	Other operating expenses	(48)	—		(18)	—
(5)	Pension and OPEB mark-to-market adjustment	—	—		—	—
(6)	Provision for depreciation	18	—		15	—
(7)	Amortization of regulatory assets, net	—	—		—	—
(8)	General taxes	14	—		6	—
(9)	Impairment of assets and related charges	—	—		—	—
(10)	Total Operating Expenses	(106)	—		(99)	—
(11)	Operating Loss	(12)	—		(72)	—

	Other Income (Expense)
(12)	Investment loss	(8)	—		(13)	—
(13)	Interest expense	(83)	—		(58)	2	(b)
(14)	Capitalized interest	—	—		2	—
(15)	Total Other Expense	(91)	—		(69)	2

(16)	Loss Before Income Taxes (Benefits)	(103)	—		(141)	2
(17)	Income taxes (benefits)	44	(95)	(a)	(70)	1
(18)	Net Loss	$(147)	$95		$(71)	$1

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact on income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 34 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Tax reform: 2017 ($0.21 per share), ($95) million included in "Income tax benefits".
(b)	Debt redemption costs: 2016, $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 1 divided by the weighted average shares outstanding of 445 million shares in the fourth quarter of 2017 and 431 million shares in the fourth quarter of 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    32

FirstEnergy Corp.
Corporate/Other
GAAP and Special Items (In millions)

		Year Ended December 31, 2017			Year Ended December 31, 2016

		GAAP	Special Items		GAAP	Special Items
(1)	Revenues	$(571)	$—		$(760)	$—

	Operating Expenses
(2)	Fuel	—	—		—	—
(3)	Purchased power	(386)	—		(479)	—
(4)	Other operating expenses	(265)	—		(258)	—
(5)	Pension and OPEB mark-to-market adjustment	—	—		—	—
(6)	Provision for depreciation	72	—		63	—
(7)	Amortization of regulatory assets, net	—	—		—	—
(8)	General taxes	44	—		35	—
(9)	Impairment of assets and related charges	—	—		—	—
(10)	Total Operating Expenses	(535)	—		(639)	—
(11)	Operating Loss	(36)	—		(121)	—

	Other Income (Expense)
(12)	Investment loss	(37)	—		(31)	—
(13)	Interest expense	(308)	6	(b)	(219)	2	(b)
(14)	Capitalized interest	1	—		12	—
(15)	Total Other Expense	(344)	6		(238)	2

(16)	Loss Before Income Tax Benefits	(380)	6		(359)	2
(17)	Income tax benefits	(45)	(93)	(a)	(119)	1
(18)	Net Loss	$(335)	$99		$(240)	$1

The above special items, if any, provides additional transparency to our disclosures by providing specific line items to which the special items are recorded. Management consistently utilizes these reconciliations to assist in its analysis of historical and ongoing performance. Additionally, the table above summarizes the pre-tax impact of each special item and the cumulative impact to income taxes (benefits) based on the current and deferred income tax expense associated with each special item. See page 35 for GAAP to Operating (non-GAAP) EPS Reconciliation.

(a)	Tax reform: 2017 ($0.21 per share), ($95) million included in "Income tax benefits".
(b)	Debt redemption costs: 2017 ($0.01 per share), $6 million included in "Interest expense". 2016 ($0.01 per share), $2 million included in "Interest expense".

	See page 37 for additional descriptions related to special items.

Per share amounts included above are based on the after tax effect of the above special items as discussed on page 2 divided by the weighted average shares outstanding of 444 million shares in 2017 and 426 million shares in 2016.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    33

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Three Months Ended December 31, 2017			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

4Q 2017 Net Income (Loss) - GAAP	$160	$72	$(2,584)	$(147)	$(2,499)

4Q 2017 Basic earnings (loss) per share (avg. shares outstanding 445M)	$0.35	$0.16	$(5.81)	$(0.32)	$(5.62)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.14	—	0.05	—	0.19
Other	—	—	0.03	—	0.03
Regulatory charges	0.01	0.04	—	—	0.05
Asset impairment/Plant exit costs	—	—	3.38	—	3.38
Tax reform	0.07	0.01	2.39	0.21	2.68
Total Special Items	$0.22	$0.05	$5.85	$0.21	$6.33
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$0.57	$0.21	$0.04	$(0.11)	$0.71

Three Months Ended December 31, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

4Q 2016 Net Income (Loss) - GAAP	$78	$87	$(5,890)	$(71)	$(5,796)

4Q 2016 Basic earnings (loss) per share (avg. shares outstanding 431M)	$0.18	$0.20	$(13.66)	$(0.16)	$(13.44)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.15	—	0.06	—	0.21
Other	—	—	0.03	—	0.03
Regulatory charges	0.01	—	—	—	0.01
Asset impairment/Plant exit costs	—	—	13.54	—	13.54
Trust securities impairment	—	—	0.01	—	0.01
Merger accounting - commodity contracts	—	—	0.01	—	0.01
Debt redemption costs	—	—	0.01	—	0.01
Total Special Items	$0.16	$—	$13.66	$—	$13.82
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$0.34	$0.20	$—	$(0.16)	$0.38

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    34

FirstEnergy Corp.
EPS Reconciliations

Earnings Per Share (EPS)
(Reconciliation of GAAP to Operating (Non-GAAP) Earnings)
(In millions, except per share amounts)

Year Ended December 31, 2017			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2017 Net Income (Loss) - GAAP	$916	$336	$(2,641)	$(335)	$(1,724)

2017 Basic earnings (loss) per share (avg. shares outstanding 444M)	$2.06	$0.76	$(5.95)	$(0.75)	$(3.88)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.14	—	0.05	—	0.19
Other	—	—	0.12	—	0.12
Regulatory charges	0.04	0.06	—	—	0.10
Asset impairment/Plant exit costs	—	—	3.83	—	3.83
Trust securities impairment	—	—	0.02	—	0.02
Tax reform	0.07	0.01	2.39	0.21	2.68
Debt redemption costs	—	—	—	0.01	0.01
Total Special Items	$0.25	$0.07	$6.41	$0.22	$6.95
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$2.31	$0.83	$0.46	$(0.53)	$3.07

Year Ended December 31, 2016			Competitive		FirstEnergy
	Regulated	Regulated	Energy	Corporate /	Corp.
	Distribution	Transmission	Services	Other	Consolidated

2016 Net Income (Loss) - GAAP	$651	$331	$(6,919)	$(240)	$(6,177)

2016 Basic earnings (loss) per share (avg. shares outstanding 426M)	$1.53	$0.78	$(16.23)	$(0.57)	$(14.49)
Excluding Special Items:
Mark-to-market adjustments -
Pension/OPEB actuarial assumptions	0.15	—	0.06	—	0.21
Other	—	—	0.01	—	0.01
Regulatory charges	0.13	—	—	—	0.13
Asset impairment/Plant exit costs	—	—	16.67	—	16.67
Trust securities impairment	—	—	0.03	—	0.03
Merger accounting - commodity contracts	—	—	0.05	—	0.05
Debt redemption costs	—	—	0.01	0.01	0.02
Total Special Items	$0.28	$—	$16.83	$0.01	$17.12
Basic Earnings (Loss) Per Share - Operating (Non-GAAP)	$1.81	$0.78	$0.60	$(0.56)	$2.63

Per share amounts for the special items and earnings drivers above and throughout this report are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount with the exception of the 2016 Asset impairment/Plant exit costs that included an impairment of goodwill, of which $433 million of the $800 million pre-tax impairment was non-deductible for tax purposes, and the 2016 valuation allowances recorded against state and local NOL carryforwards of $159 million. With the exception of these items included in Asset impairment/Plant exit costs, the income tax rates ranges from 35% to 42%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    35

FirstEnergy Corp.
Special Items

(In millions, except per share amount)

Year Ended December 31, 2017	Pre-tax	After-tax	EPS*

Special Items:
Mark-to-market adjustments
Pension and OPEB actuarial assumptions	$141	$86	$0.19
Other	81	51	0.12
Regulatory charges	74	46	0.10
Asset impairment/Plant exit costs	2,678	1,702	3.83
Trust securities impairment	13	8	0.02
Tax reform	—	1,193	2.68
Debt redemption costs	6	4	0.01
Total Special Items	$2,993	$3,090	$6.95

*Per share amounts for the special items above are based on the after-tax effect of each item divided by the weighted average basic shares outstanding for the period (444 million). The current and deferred income tax effect was calculated by applying the subsidiaries’ statutory tax rate to the pre-tax amount. The income tax rates range from 35% to 42%.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    36

2017/2016 Special Item Descriptions

•	Mark-to-market adjustments

◦	Pension/OPEB actuarial assumptions - Reflects changes in fair value of plan assets and net actuarial gains and losses associated with the company's pension and other post-employment benefit plans.

◦	Other - Primarily reflects non-cash mark-to-market gains and losses on commodity contract positions.

•	Regulatory charges - Primarily reflects the impact of regulatory agreements or orders requiring certain commitments and/or disallowing the recoverability of costs.

•
Asset impairment/Plant exit costs - Primarily reflects charges or credits resulting from management's plan to exit competitive operations. Also reflects the non-cash amortization/impairment of certain non-core investments.

•	Trust securities impairment - Primarily reflects non-cash other than temporary impairment charges on nuclear decommissioning trust assets.

•	Tax reform - Reflects changes as a result of the Tax Cuts and Jobs Act which, among other things, reduced the corporate federal income tax rate from 35% to 21% effective January 1, 2018.

•	Merger accounting - commodity contracts - Primarily reflects the non-cash amortization of acquired commodity contracts from the Allegheny Energy Merger in 2011.

•	Debt redemption costs - Primarily reflects costs associated with the redemption and early retirement of debt.

Note: Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    37

Recent Developments

Financial Matters
Dividend
On January 16, 2018, the Board of Directors of FE declared an unchanged quarterly dividend of $0.36 cents per share of outstanding common stock to be paid from other paid-in-capital. The dividend is payable March 1, 2018 to shareholders of record at the close of business on February 7, 2018.

Financing Activities
On November 1, 2017, The Cleveland Electric Illuminating Company retired $300 million of 7.88% first mortgage bonds (FMBs).
On December 15, 2017, West Penn Power Company (WPP) issued $275 million of 4.14% FMBs due 2047. Proceeds were used to repay at maturity WPP’s 5.95% FMBs due December 2017.
On January 22, 2018, FE announced a transformational $2.5 billion equity investment from prominent investors, including affiliates of Elliott Management Corporation, Bluescape, GIC, and Zimmer Partners, LP. This investment includes $1.62 billion in mandatory convertible preferred equity and $850 million in common equity and allows FE to significantly strengthen its balance sheet and supports the company’s transition to a fully regulated company. Proceeds from the investment were used to reduce FE holding company debt by $1.45 billion, fund FE’s pension plan by $750 million, with the remainder used for general corporate purposes. By deleveraging the company, this investment enables FE to enhance its investment grade credit metrics and eliminate the need to issue incremental equity though at least year-end 2021, excluding approximately $100 million annually for its stock investment and employee benefits plans.

S&P Global Ratings (S&P) Actions
On January 22, 2018, S&P affirmed FE's BBB- issuer credit rating with a stable outlook.
On January 31, 2018, S&P lowered its issue-level ratings on FES' unsecured debt to C from CCC- and affirmed its CCC- issuer and CCC+ secured debt ratings on FES while maintaining a negative outlook.

Moody's Investor Service (Moody's) Actions
On January 23, 2018, Moody's affirmed FE's Baa3 senior unsecured rating with a stable outlook.
In a separate rating action, Moody's downgraded FES' corporate family rating to Ca from Caa1. and the probability of default rating to Ca-PD from Caa1-PD. Moody's rating outlook on FES remains negative.

Fitch Ratings (Fitch) Actions
On December 15, 2017, Fitch Ratings affirmed the Issuer Default Rating (IDR) of FE and its subsidiaries, including FE's BBB- IDR with a stable outlook.

The Tax Cuts and Jobs Act
On December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act (The Act).  As a result, FE remeasured its existing deferred income tax balances as of December 31, 2017, to reflect the decrease in the corporate income tax rate from 35% to 21%, which resulted in a $1.2 billion charge ($2.68 per share) to income tax expense, primarily reflecting the reduction in net deferred income tax assets at the Competitive Energy Services segment (primarily at FES). In the

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    38

Regulated Distribution and Regulated Transmission segments, net regulatory liabilities offset nearly all reductions in their net deferred tax liabilities, totaling $2.3 billion, as changes in income taxes are generally passed through customer utility rates. The amount and timing of potential refunds of the net regulatory liabilities will be determined by each operating companies’ rate regulator, subject to certain IRS "normalization" rules.
FE will continue to work with state regulatory commissions to determine the impact from the Act as dockets have been opened in Ohio, Pennsylvania, New Jersey, West Virginia and Maryland.   To date, the Federal Energy Regulatory Commission (FERC) has not issued guidance on the Act.

Operational Matters
Updates on Strategic Review of Competitive Energy Services - AE Supply
As previously disclosed, Allegheny Energy Supply Company, LLC (AE Supply), Allegheny Generating Company (AGC) and Buchanan Energy Company of Virginia, LLC (BU Energy), entered into an asset purchase agreement, as amended and restated in August 2017, with a subsidiary of LS Power Equity Partners III, LP (LS), to sell four natural gas generating plants, BU Energy’s 50% interest in a joint venture that owns the Buchanan Generating Facility (Buchanan) and approximately 59% of AGC’s interest in the Bath County hydroelectric power station (Bath) for an all-cash purchase price of $825 million, subject to adjustments.
On December 13, 2017, AE Supply completed the sale of its natural gas generating plants to LS Power with net proceeds, subject to post-closing adjustments, of approximately $388 million.
The sales of AE Supply’s interest in Bath and BU Energy’s interest in Buchanan with expected net proceeds of $375 million remain pending and are each expected to close in the first half of 2018, subject to various closing conditions.
With the sale of the gas plants completed, upon the consummation of the sale of AGC's interest in the Bath County hydroelectric power station or the sale or deactivation of the Pleasants Power Station, AE Supply is obligated under the amended and restated purchase agreement and AE Supply’s senior note indenture, to satisfy and discharge approximately $305 million of currently outstanding senior notes as well as its $142 million of pollution control notes and AGC’s $100 million senior notes. The redemption of the AE Supply and AGC notes is expected to require the payment of “make-whole” premiums currently estimated to be approximately $95 million based on current interest rates.
On February 16, 2018, AE Supply notified PJM of its plan to deactivate Pleasants Power Station. The plant will be sold or closed by January 1, 2019.  The plant deactivation is subject to PJM’s review for reliability impacts, if any.

Regulatory Matters
Ohio Distribution Platform Modernization Plan Update
On December 1, 2017, FE’s Ohio utilities filed an application with the Public Utilities Commission of Ohio (PUCO) for a three-year, $450 million investment plan in distribution platform investment projects. These projects are designed to modernize the distribution grid, prepare it for further grid modernization projects, and provide customers with immediate reliability benefits. FE’s Ohio utilities requested PUCO approval no later than May 2, 2018.

New Jersey Infrastructure Investment Program (IIP)
On December 19, 2017, the New Jersey Board of Pubic Utilities approved its IIP rulemaking. The IIP creates a financial incentive for utilities to accelerate the level of investment needed to promote

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    39

the timely rehabilitation and replacement of certain non-revenue producing components that enhance reliability, resiliency, and/or safety. JCP&L plans to make a filing in 2018.

Monongahela Power Company (MP) Integrated Resource Plan Update
On January 12, 2018, FERC issued an order denying the authorization regarding MP's purchase of AE Supply's Pleasants Power Station, holding that MP and AE Supply did not demonstrate the sale was consistent with the public interest and the transaction did not fall within the safe harbors for meeting FERC’s affiliate cross-subsidization analysis.
On January 26, 2018, the West Virginia Public Service Commission (WVPSC) issued an order denying the petition as filed but granting the transfer of the Pleasants Power Station under certain conditions, which included MP assuming significant commodity risk.
Based on the FERC ruling and the conditions included in the WVPSC order, MP and AE Supply terminated the asset purchase agreement.

JCP&L Formula Transmission Rate Filing Update
On December 21, 2017, JCP&L and certain parties filed a settlement agreement with FERC. The settlement agreement provides for a $135 million stated annual revenue requirement for Network Integration Transmission Service and an average of $20 million stated annual revenue requirement for JCP&L’s certain projects listed on the PJM Tariff. The revenue requirements are subject to a moratorium on additional revenue requirements proceedings through December 31, 2019, other than limited filings to seek recovery for certain additional costs.
Also on December 21, 2017, JCP&L filed a motion for authorization to implement the settlement rates on an interim basis. On December 27, 2017, FERC's Chief Administrative Law Judge granted the motion authorizing JCP&L to implement the settlement rate effective January 1, 2018, pending a final commission order on the settlement agreement.

Other Matters
Board of Directors Changes
On February 20, 2018, FE announced that Donald T. Misheff was elected Chairman of the company’s Board of Directors effective May 15, 2018, and Sandra Pianalto was elected as a new member of the Board. Misheff will succeed longtime Chairman George M. Smart, who plans to retire from the Board at the company’s annual meeting on May 15. Board member William T. Cottle also plans to retire at that meeting. Smart and Cottle, both 72, are retiring in accordance with the company’s mandatory retirement age policy.
Misheff, 61, has been a member of the Board since 2012. He retired in 2011 as managing partner of the Northeast Ohio offices of Ernst & Young, where he advised some of the region's largest companies on financial and corporate governance issues. He serves as a director of TimkenSteel Corp., Trinseo S.A., and Aleris Corporation.
Pianalto, 63, retired in May 2014 as president and chief executive officer of the Federal Reserve Bank of Cleveland, a position she held since 2003. Prior to retiring, she also chaired the Federal Reserve’s Financial Services Policy Committee. She is an advisory trustee and holds the FirstMerit chair in banking at the University of Akron. Pianalto also serves as a director of Eaton Corporation plc, Prudential Financial, Inc., and The J.M. Smucker Company.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    40

Forward-Looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the ability to experience growth in the Regulated Distribution and Regulated Transmission segments and the effectiveness of our strategy to transition to a fully regulated business profile; the accomplishment of our regulatory and operational goals in connection with our transmission and distribution investment plans, including, but not limited to, our planned transition to forward-looking formula rates; changes in assumptions regarding economic conditions within our territories, assessment of the reliability of our transmission system, or the availability of capital or other resources supporting identified transmission investment opportunities; the ability to accomplish or realize anticipated benefits from strategic and financial goals, including, but not limited to, the ability to continue to reduce costs and to successfully execute our financial plans designed to improve our credit metrics and strengthen our balance sheet; success of legislative and regulatory solutions for generation assets that recognize their environmental or energy security benefits; the risks and uncertainties associated with the lack of viable alternative strategies regarding the Competitive Energy Services (CES) segment, thereby causing FirstEnergy Solutions Corp. (FES) to restructure its substantial debt and other financial obligations with its creditors or seek protection under United States bankruptcy laws (which filing would include FirstEnergy Nuclear Operating Company (FENOC)) and the losses, liabilities and claims arising from such bankruptcy proceeding, including any obligations at FirstEnergy Corp.; the risks and uncertainties at the CES segment, including FES, its subsidiaries, and FENOC, related to wholesale energy and capacity markets, and the viability and/or success of strategic business alternatives, such as pending and potential CES generating unit asset sales or the potential need to deactivate additional generating units, which could result in further substantial write-downs and impairments of assets; the substantial uncertainty as to FES’ ability to continue as a going concern and substantial risk that it may be necessary for FES and FENOC to seek protection under United States bankruptcy laws; the risks and uncertainties associated with litigation, arbitration, mediation and like proceedings, including, but not limited to, any such proceedings related to vendor commitments, such as long-term fuel and transportation agreements; the uncertainties associated with the deactivation of older regulated and competitive units, including the impact on vendor commitments, such as long-term fuel and transportation agreements, and as it relates to the reliability of the transmission grid, the timing thereof; the impact of other future changes to the operational status or availability of our generating units and any capacity performance charges associated with unit unavailability; changing energy, capacity and commodity market prices including, but not limited to, coal, natural gas and oil prices, and their availability and impact on margins; costs being higher than anticipated and the success of our policies to control costs and to mitigate low energy, capacity and market prices; replacement power costs being higher than anticipated or not fully hedged; our ability to improve electric commodity margins and the impact of, among other factors, the increased cost of fuel and fuel transportation on such margins; the uncertainty of the timing and amounts of the capital expenditures that may arise in connection with any litigation, including New Source Review litigation, or potential regulatory initiatives or rulemakings (including that such initiatives or rulemakings could result in our decision to deactivate or idle certain generating units); changes in customers' demand for power, including, but not limited to, changes resulting from the implementation of state and federal energy efficiency and peak demand reduction mandates; economic or weather conditions affecting future sales, margins and operations such as a polar vortex or other significant weather events, and all associated regulatory events or actions; changes in national and regional economic conditions affecting us, our subsidiaries and/or our major industrial and commercial customers, and other counterparties with which we do business, including fuel suppliers; the impact of labor disruptions by our unionized workforce; the risks associated with cyber-attacks and other disruptions to our information technology system that may compromise our generation, transmission and/or distribution services and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information regarding our business, employees, shareholders, customers, suppliers, business partners and other individuals in our data centers and on our networks; the impact of the regulatory process and resulting outcomes on the matters at the federal level and in the various states in which we do business including, but not limited to, matters related to rates; the impact of the federal regulatory process on Federal Energy Regulatory Commission (FERC)-regulated entities and transactions, in particular FERC regulation of wholesale energy and capacity markets, including PJM Interconnection, L.L.C. (PJM) markets and FERC-jurisdictional wholesale transactions; FERC regulation of cost-of-service rates; and FERC’s compliance and enforcement activity, including compliance and enforcement activity related to North American Electric Reliability Corporation’s mandatory reliability standards; the uncertainties of various cost recovery and cost allocation issues resulting from American Transmission Systems, Incorporated's realignment into PJM; the ability to comply with applicable state and federal reliability standards and energy efficiency and peak demand reduction mandates; other legislative and regulatory changes, including the federal administration's required review and potential revision of environmental requirements, including, but not limited to, the effects of the United States Environmental Protection Agency’s Clean Power Plan, Coal Combustion Residuals regulations, Cross-State Air Pollution Rule and Mercury and Air Toxics Standards programs, including our estimated costs of compliance, Clean Water Act (CWA) waste water effluent limitations for power plants, and CWA 316(b) water intake regulation; adverse regulatory or legal decisions and outcomes with respect to our nuclear operations (including, but not limited to, the revocation or non-renewal of necessary licenses, approvals or operating permits by the Nuclear Regulatory Commission; issues arising from the indications of cracking in the shield building at Davis-Besse; changing market conditions that could affect the measurement of certain liabilities and the value of assets held in our Nuclear Decommissioning Trusts, pension trusts and other trust funds, and cause us and/or our subsidiaries to make additional contributions sooner, or in amounts that are larger than currently anticipated; the impact of changes to significant accounting policies; the impact of any changes in tax laws or regulations, including the Tax Cuts and Job Act, or adverse tax audit results or rulings; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us and our subsidiaries; further actions that may be taken by credit rating agencies that could negatively affect us and/or our subsidiaries’ access to financing, increase the costs thereof, increase requirements to post additional collateral to support, or accelerate payments under outstanding commodity positions, letters of credit and other financial guarantees, and the impact of these events on the financial condition and liquidity of FirstEnergy Corp. and/or its subsidiaries, specifically FES and its subsidiaries; issues concerning the stability of domestic and foreign financial institutions and counterparties with which we do business; and the risks and other factors discussed from time to time in our United States Securities and Exchange Commission (SEC) filings, and other similar factors. Dividends declared from time to time on FirstEnergy Corp.'s common stock and thereby on FirstEnergy Corp.'s preferred stock, during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.'s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read in conjunction with the other cautionary statements and risks that are included in our filings with the SEC, including but not limited to the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. These risks, unless otherwise indicated, are presented on a consolidated basis for FirstEnergy; if and to the extent a deconsolidation occurs with respect to certain FirstEnergy companies, the risks described herein may materially change. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. We expressly disclaim any obligation to update or revise, except as required by law, any forward-looking statements contained herein as a result of new information, future events or otherwise.

_____________________________________________________________________________________________________
Consolidated Report to the Financial Community - 4th Quarter 2017                    41